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                                                                    Exhibit 10.7



                            FORM OF MASTER AGREEMENT
                               FOR SPECIALTY BEDS
                                       AND
                              OXYGEN CONCENTRATORS

         THIS MASTER AGREEMENT (the "Master Agreement") is entered into as of _____________, 2003, between Genesis HealthCare Corporation, a Pennsylvania corporation (together with its Affiliates, "GHC") and NeighborCare Pharmacy Services, Inc. d/b/a NeighborCare, a Delaware corporation (together with its Affiliates, "NeighborCare").

                                   BACKGROUND

                  1. GHC owns and leases long term care facilities (each, a "Facility" and collectively, the "Facilities"). For purposes of this Master Agreement, "Affiliate" shall mean all entities that control, are controlled by, or are under common control with, such party, provided that "Affiliate" shall not include any entity in which GHC must obtain the consent of one or more minority shareholders, members, partners or the like, pursuant to the entity's organizational or governing documents, to bind any facility owned or leased by such entity to this Agreement.

                  2. GHC is in need of licensed professionals and other personnel to provide certain products and services to the Facilities and to residents of the Facilities.

                  3. NeighborCare has the expertise and experience to provide such products and services to residents of long term care facilities.

                  4. GHC desires to purchase said services from NeighborCare and NeighborCare desires to furnish said products and services to GHC on the terms set forth herein.

                                      TERMS

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth in this Master Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Duties and Responsibilities of NeighborCare and GHC.

                  1.1 NeighborCare agrees to provide to each of the Facilities all of the needed specialty beds, oxygen concentrators and related services (collectively, the "Services") as required by applicable law and as reasonably requested by each Facility.

                  1.2 NeighborCare shall provide the Services pursuant to a separate agreement (each, a "Service Agreement") for each Facility, which shall be substantially identical to the form of Service Agreement attached hereto as Exhibit "A," as adjusted for the particular Services to be provided to such Facility, the appropriate parties, and such other matters as the parties may, in their sole discretion, agree. In the event of a conflict between this Master Agreement and a Service Agreement, the Master Agreement shall control.

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                  1.3 NeighborCare agrees to provide the Services in accordance with professional standards, policies and procedures of GHC and each Facility (with which NeighborCare has been provided, in writing), and all laws, rules and regulations that apply or relate to the performance of the Services.

                  1.4 GHC agrees to use its best efforts to support the provision of Services by NeighborCare at all times and at all Facilities receiving such Services.

                  1.5 GHC agrees to use its best efforts to cause any health care facility managed by or otherwise affiliated with GHC, including but not limited to a joint venture of which GHC is a part, but which does not meet the definition of Affiliate (a "Third Party Operator"), to utilize NeighborCare as its exclusive provider of Services, upon terms to be negotiated among NeighborCare, GHC and such Third Party Operator.

         2. Fees; Billing.

                  2.1 Pricing and manner of billing for all products and services shall be as described in the Service Agreement.

                  2.2 Payment Terms.

                           2.2.1 GHC will pay for any Services obtained for its
own account, or for any Services for which any Facility is responsible for payment, within 30 days of receipt of an invoice from NeighborCare. NeighborCare reserves the right to provide Services on a C.O.D. basis if GHC fails to keep payments current in accordance with this section 2.2.1.

                           2.2.2 The parties acknowledge that NeighborCare will
invoice by Facility, but GHC will aggregate all Facilities' invoices and pay all such invoices collectively to NeighborCare to such place and by such method as reasonably directed by NeighborCare. GHC and NeighborCare shall agree on a single billing date to be used at all Facilities and shall implement such single billing date no later than three months following the date of this Master Agreement. NeighborCare and GHC agree to work together in good faith to develop electronic billing within 3 months of the date of this Master Agreement.

                           2.2.3 Any invoice not fully paid within 30 days of
receipt of an invoice from NeighborCare will accrue interest at the rate of 1.5% per month, provided that, in no event will interest be charged in excess of the amount permitted by applicable law. GHC agrees to reimburse NeighborCare for any and all costs incurred to collect payment from GHC or any Facility, including, without limitation, reasonable attorneys' fees.

                           2.2.4 GHC shall be entitled to a 1% discount if it
pays NeighborCare in full within 20 days of receipt of an invoice from NeighborCare; provided, however, that the 1% discount shall not be available in any state where the resulting amount being paid by GHC would be lower than the amount paid by Medicaid.

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         3. Term and Termination.

                  3.1 The term of this Master Agreement shall commence on ____________, 2003, and shall continue in full force and effect for a period of five (5) years, through _________, 2008 (the "Initial Term"). Subsequent to the Initial Term and any subsequent term, this Agreement shall automatically renew for additional one year term unless either party provides written notice of its intent to terminate this Master Agreement at the expiration of the then-current term and such notice is given at least ninety (90) days prior to the expiration of the then-current term.

                  3.2 In the event this Master Agreement terminates for any reason whatsoever, each and every Service Agreement shall automatically terminate on the same date; provided, however, if the term of any Service Agreement, or the life of any piece of equipment subject to any Service Agreement, has not tolled five (5) years, GHC shall pay NeighborCare the remaining book value of said equipment and, in turn, GHC shall take ownership of said equipment.

                  3.3 If GHC or NeighborCare shall commit a material breach of a material provision of this Master Agreement, and such material breach shall continue for a period of thirty (30) days after written notice by the non-defaulting party to the other specifying the material breach in question and requesting that the material breach be cured, then this Agreement shall terminate, at the option of the non-defaulting party, on thirty (30) days further written notice to the other party, provided, however, that if the defaulting party has commenced cure within such thirty (30) day period, and diligently pursues such cure after the thirty (30) day period, then the right to give such thirty (30) day notice of termination shall be suspended for the time necessary to effect such cure (the "Additional Cure Period"), provided, further, that the Additional Cure Period shall not be available with respect to monetary defaults by GHC.

                  3.4 The parties agree that a material breach which affects only one Facility or any individual Service Agreement shall not be considered a breach of this Master Agreement; such breach shall be governed by section 3.6 hereof.

                  3.5 Termination of this Master Agreement shall not affect the rights and obligations of the parties arising out of any Services performed prior to the effective date of such termination.

                  3.6 If GHC or NeighborCare reasonably determines that there is a material breach of a material provision of this Agreement which affects only one Facility or of an individual Service Agreement, and such material breach continues for a period of thirty (30) days after written notice by the non-defaulting party specifying the material breach in question and requesting that the material breach be cured, then the individual Service Agreement with respect to such Facility only (a "Terminating Facility") will terminate, at the option of the non-defaulting party, upon thirty (30) days further written notice to the other party; provided, however, that if the defaulting party has commenced cure within such thirty (30) day period, and diligently pursues such cure after the thirty (30) day period, then the right to give such thirty (30) day notice of termination shall be suspended for the Additional Cure Period, provided, further, that the Additional Cure Period shall not be available with respect to monetary defaults by GHC. If GHC terminates an individual Service Agreement pursuant to this provision, the Option to Service Other Facilities, as described herein, shall not apply to the Terminating Facility.

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                  3.7 Dispositions by GHC.

                           3.7.1 Any sale, lease, assignment, delegation or
transfer of all or any portion of GHC's or any Facility's management, operations, facilities, assets or business to any other person, corporation or entity, including any management company, will not constitute grounds for the termination or modification of this Agreement or any Service Agreement by GHC or any Facility, except as specifically provided in this section.

                           3.7.2 GHC may terminate this Agreement (a
"Disposition Termination") with respect to a Facility, and the corresponding Service Agreement, upon 90 days prior written notice to NeighborCare, in connection with (i) a sale, divestiture or other disposition (including lease termination or expiration) of the Facility to a third party which is not then an Affiliate of GHC; or (ii) the closure of cessation of operations of the Facility, provided, however that GHC has first used its best efforts to persuade the buyer or successor operator of such Facility, if any, to assume the applicable Service Agreement, subject to the limitations in the following sentence. Anything to the contrary in this Agreement notwithstanding, the Disposition Termination right described in this section 3.7.2 shall be limited to a maximum of 5 five Facilities in the first Contract Year, an aggregate of 10 Facilities through the second Contract Year, an aggregate of 20 Facilities through the third Contract Year, and a maximum of 30 Facilities over the Initial Term. Section 3.7.1 and Section 5 of this Agreement shall apply beyond such limits.

                           3.7.3 The assignment of a Service Agreement by GHC
may be permitted by section 13 (Assignment), and if GHC validly assigns a Service Agreement in accordance with section 13, such assignment shall not be considered a Disposition Termination.

         4. Option to Service Other Facilities.

                  4.1 GHC agrees to promptly (in advance if possible, but no later than thirty (30) days following consummation of the change) notify NeighborCare of any actual or proposed additions to the list of Facilities it operates. The initial list of Facilities is attached as Exhibit "B."

                  4.2 NeighborCare shall have the option, during the term of this Agreement or any renewal thereof, to provide Services to any Facility operated by GHC to which NeighborCare is not then currently providing Services and to which NeighborCare is capable of providing Services. NeighborCare, at its discretion, may notify GHC in writing: (a) that it has or will have the capability to provide Services to a Facility; and (b) the date upon which NeighborCare desires to commence providing Services to such Facility, which shall not be earlier than sixty (60) days after such notice. GHC agrees that, at the expiration of the agreement for Services then in effect at such Facility, or at such time as the Facility can terminate the existing agreement for Services with no penalty or liability, such Facility shall enter into a Service Agreement with NeighborCare.

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                  4.3 In connection with any Facility proposed to be added to the Facilities operated by GHC (i.e. through acquisition, lease or start-up), to which NeighborCare does not provide Services, GHC shall use reasonable commercial efforts to avoid entering into, assuming, renewing or extending terms of an agreement for Services such that GHC would be unable to accommodate an exercise by NeighborCare of its Option to Service such Facility, and specifically GHC shall not directly enter into any agreement for Services for an initial term of longer than one (1) year and following such initial term, which does not provide GHC with the right to terminate such agreement, without cause, at any time, in ninety (90) days or less.


         5. Liquidated Damages. If this Agreement or any Service Agreement is terminated by NeighborCare due to a material breach by GHC, or by GHC other than in accordance with its terms, prior to the expiration of its term, or if GHC fails to comply with section 4 with respect to facilities which become Facilities, then NeighborCare will be entitled to recover immediately from GHC as liquidated damages, and not as a penalty, an amount equal to the remaining book value (based upon a 5 year life) of any piece of equipment subject to any Service Agreement per Facility (or all of them) plus $75.00 per bed per month ($10.00 per oxygen concentrator per month) for the remainder of the equipment's life (as defined above). Both parties acknowledge and agree that the damages which NeighborCare would suffer upon the termination of this Agreement or a Service Agreement would be difficult to calculate, and that the liquidated damages set forth herein represent the parties' reasonable estimate of the actual damages that would be incurred by NeighborCare in the event of any such termination. The liquidated damages payable under this subparagraph shall be in addition to amounts payable under this Agreement or any Service Agreement for goods sold, services rendered and other claims and charges attributable to the period prior to the effective date of the termination.


         6. Independent Contractor. In performing the Services hereunder, the parties acknowledge and agree that NeighborCare is acting as an independent contractor and not as the agent, partner or employee of GHC. This Agreement shall not create a joint venture, partnership or other joint business relationship. As an independent contractor, NeighborCare is not exclusively limited to performing services for GHC and is entitled to provide services for parties other than GHC.

         7. Insurance. At all times during the term of this Master Agreement, GHC and NeighborCare agree to maintain in full force and effect professional and general liability insurance in amounts that are customary in their respective industries.

         8. Indemnification.

                  8.1 GHC shall indemnify and hold harmless NeighborCare from and against any and all claims, penalties, demands, causes of actions, damages, losses, liabilities, costs, expenses, including reasonable attorney's fees, in law or in equity, of any kind or nature whatsoever, arising out of or in any manner directly or indirectly related to the acts or omissions of GHC in connection with this Master Agreement.

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                  8.2 NeighborCare shall indemnify and hold harmless GHC from and against any and all claims, penalties, demands, causes of actions, damages, losses, liabilities, costs, expenses, including reasonable attorney's fees, in law or in equity, of any kind or nature whatsoever, arising out of or in any manner directly or indirectly related to the acts or omissions of NeighborCare in connection with this Master Agreement.

                  8.3 The provisions of Sections 8.1 and 8.2 shall survive termination of this Master Agreement.

         9. Proprietary Items. It is expressly understood that the systems (electronic or manual), methods, procedures and written materials (not including all or any portion of information which (i) becomes generally available to the public other than as a result of a disclosure by the recipient, or (ii) was or becomes rightfully available to the recipient on a non-confidential basis from a source other than the owner; provided, that such source is not prohibited from disclosing such information to the recipient by a contractual, legal or fiduciary obligation to owner, collectively, "Confidential Information") employed by either GHC or NeighborCare are proprietary in nature and shall remain the property of GHC or NeighborCare, as the case may be. GHC and NeighborCare agree not to utilize, distribute, copy, disclose to any third party or otherwise employ or acquire Confidential Information of the other party, unless prior written approval is obtained from the party owning the information, except in the performance of such party's obligations under this Master Agreement or otherwise required by law. This provision shall survive termination of this Master Agreement.

         10. Exclusivity. NeighborCare will be the sole and exclusive provider of Services to the residents at the Facilities for which NeighborCare has exercised its option to service during the term of this Master Agreement, except in cases where an individual resident (either directly or by election of the resident's responsible party or third party payor) has chosen to purchase particular Services from another provider, unless otherwise required by law or permitted by this Agreement, or as required by a third party payor with respect to residents of a Facility covered by such payor (after Facility has used its best efforts to cause such provider to utilize NeighborCare). Notwithstanding the foregoing, NeighborCare may notify GHC that it is unable to provide certain Services to a Facility or Facilities, in which case GHC or the Facility, as the case may be, for so long as NeighborCare cannot provide such Services, may obtain the Services from an alternative provider.

         11. Notices. Any notice, request, demand, consent, approval or other communication required or permitted under this Master Agreement shall be in writing and shall be deemed to have been given (i) upon actual delivery, if delivery is by hand, or (ii) upon receipt if delivery is by telecopier, or (iii) the first business day following delivery to any nationally recognized overnight delivery service, or (iv) five (5) days after it is deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested. Each such notice shall be sent to the respective parties at the addresses indicated below:

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If to NeighborCare:        NeighborCare
                           7 East Lee Street
                           Baltimore, Maryland 21202
                           Attention: Law Department

If to GHC:                 Genesis HealthCare Corporation
                           101 East State Street
                           Kennett Square, PA  19348
                           Attention: Law Department

         Any party may change its address for purposes of the Section by giving the other parties ten (10) days prior written notice in accordance with this section.

         12. Access to Books and Records. Pursuant to Section 1395X(v)(1)(I) of Title 42 of the United States Code and applicable rules and regulations thereunder, until the expiration of four (4) years after the termination of this Master Agreement, NeighborCare shall make available, upon appropriate written request by the Secretary of the United States Department of Health and Human Services, the Comptroller General of the United States General Accounting Office, or the applicable state agencies or departments, or any of their duly authorized representatives a copy of this Master Agreement and such books, documents and records as are necessary to certify the nature and extent of the costs of the services provided by NeighborCare under this Master Agreement. NeighborCare further agrees that in the event it carries out any of its duties under this Master Agreement through a subcontract with a value or cost of Ten Thousand Dollars ($10,000) or more over a 12 month period, such subcontract shall contain a clause identical to that contained in the first sentence of this Section.

         13. Assignment; Binding Effect; Subcontracting.

                  13.1 Neither NeighborCare nor GHC may assign this Agreement to any other person or entity without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, NeighborCare may assign this Agreement upon prior written notice to GHC but without GHC's consent if the proposed assignee is a "Qualified Provider," defined as a provider which provides service and/or quality levels at least comparable to those currently provided by NeighborCare.

                  13.2 Neither NeighborCare nor GHC may assign any Service Agreement to any other person or entity without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that: (a) NeighborCare or GHC may assign this Master Agreement or any Service Agreement to an Affiliate of NeighborCare or GHC, as the case may be; (b) NeighborCare may assign any Service Agreement to a joint venture of which NeighborCare is a part; without the consent of, but upon prior written notice to, GHC; and (c) NeighborCare may assign any Service Agreement upon prior written notice to GHC but without GHC's consent if the proposed assignee is a Qualified Provider.

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                  13.3 NeighborCare may not subcontract any of its duties or obligations under this Agreement or any Service Agreement without the prior written consent of GHC, which consent shall not be unreasonably withheld, conditioned or delayed provided, however, that NeighborCare may subcontract with an Affiliate of NeighborCare, a joint venture of which NeighborCare is a part, or a Qualified Provider, without the consent of, but upon prior written notice to, GHC.

                  13.4 Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         14. Amendments and Waivers. This Agreement may be amended, modified or varied only by agreement in writing, duly executed by the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought. The waiver of any breach of any term or condition of this Master Agreement shall not be deemed to constitute the continuing waiver of the same or any other term or condition.

         15. Governing Law. This Agreement will be deemed to have been made in and its validity and interpretation shall be governed by and construed under the laws of the State of Maryland, without regard to the conflict-of-law rules of Maryland or any other state.

         16. Jurisdiction. Any and all disputes arising under or related to the Agreement shall be subject exclusively to the jurisdiction of the appropriate state or federal court in the State of Maryland, Baltimore City.

         17. Headings. The captions herein have been inserted solely for convenience of reference and shall not constitute a part of this Master Agreement, nor shall they affect the meaning, construction or effect of this Master Agreement.

         18. Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties with respect to the subject matter of this Master Agreement and supersedes all prior understandings, agreements or arrangements between them, including directly between a Facility and NeighborCare with respect to the subject matter of this Master Agreement.

         19. Severability. If any provision of this Master Agreement or the application thereof to any person or situation shall, to any extent, be held invalid or unenforceable, the remainder of this Master Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

         20. Counterparts. This Agreement may be executed in two or more counterparts each of which will be deemed an original, but together will constitute one and the same instrument.

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         21. Program Representations. GHC and NeighborCare hereby represent, warrant and covenant to each other that as of the date of this Agreement, and for the entire term and any renewal hereof, with respect to any federal health care program as defined in section 1128B of the Social Security Act (42 U.S.C. 1320a-7b(f)) or any State health care program as defined in section 1128B of the Social Security Act (42 U.S.C. 1320a-7b(h)) (collectively, the "Programs"): neither (a) the representing party; (b) any individual with a direct or indirect ownership or control interest of five percent (5%) or more of the representing party; nor (c) any director, officer, agent or employee of the representing party; has ever been debarred, suspended or excluded from any Program. Each party covenants to immediately notify the other in writing if this representation is no longer true.

         22. Change in Law / Terminology.

                  22.1 Notwithstanding anything to the contrary contained in this Master Agreement, in the event that any applicable law or regulation, or any interpretation thereof, at any time, is modified, implemented or determined to prohibit or restrict in any way the terms of this Master Agreement, then NeighborCare and GHC agree to negotiate in good faith to amend this Master Agreement and each Service Agreement in a manner consistent with such change and the intent of the parties. If the parties cannot agree on appropriate amendments to this Master Agreement in accordance with this Section 22, the parties agree to submit the matter to dispute resolution in accordance with Section 23 hereof.

                  22.2 If "average wholesale price," or other descriptors of pricing in this Agreement or any Service Agreement are no longer reasonably commercially available to be utilized to determine pharmacy pricing, the parties shall promptly re-negotiate the specific pricing applicable to the Services, to a substantially equivalent amount.

                  22.3 If the parties cannot agree on appropriate amendments to this Master Agreement in accordance with this Section 22, the parties agree to submit the matter to dispute resolution in accordance with Section 23 hereof.

         23. Dispute Resolution and Arbitration

                  23.1. Agreement to Arbitrate. The procedures set forth in this
Section 23 shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with, this Agreement or the commercial or economic relationship of the parties relating hereto or thereto. Each party agrees that the procedures set forth in this Section 23 shall be the sole and exclusive remedy in connection with any dispute, controversy or claim relating to any of the foregoing matters and irrevocably waives any right to commence any Action (as defined below) in or before any Governmental Authority (as defined below), except as expressly provided in Section 23.11(c) and except to the extent provided under the Arbitration Act (as defined below) in the case of judicial review of arbitration results or awards. Each party irrevocably waives any right to any trial by jury with respect to any claim, controversy or dispute set forth in the first sentence of this Section 23.1. For the purposes of this Section 23, "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal; "Governmental Authority" means any U.S. federal, state or local court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority; and "Arbitration Act" means the United States Arbitration Act, 9 U.S.C. Sections 1-14, as the same may be amended from time to time.

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                  23.2. Efforts to Resolve Disputes; Mediation. It is the intent of the parties to use all reasonable efforts to negotiate and resolve expeditiously any dispute, controversy or claim between or among them that may arise from time to time on a mutually acceptable negotiated basis. The parties may, by mutual consent, retain a mediator to aid in any attempt to informally negotiate resolution of any dispute, although any opinion expressed by a mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any arbitration proceedings. Costs of mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses. Mediation is not a prerequisite to a demand for arbitration under Section 23.3.

                  23.3. Demand for Arbitration. At any time before the Applicable Deadline (as defined below), any party involved in the dispute, controversy or claim may make a written demand (the "Arbitration Demand Notice") that the dispute be resolved by binding arbitration. Any Arbitration Demand Notice must be asserted within one year after the later of the occurrence of the act or event giving rise to the underlying claim or the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the party asserting the claim (as applicable and as it may in a particular case be specifically extended by the parties in writing, the "Applicable Deadline"). Any discussions, negotiations or mediations between the parties pursuant to this Agreement or otherwise will not toll the Applicable Deadline unless expressly agreed in writing by the parties. Each of the parties agrees that if an Arbitration Demand Notice with respect to a dispute, controversy or claim is not given prior to the expiration of the Applicable Deadline, such dispute, controversy or claim will be barred. Subject to Sections 23.11(c), upon delivery of an Arbitration Demand Notice prior to the Applicable Deadline, the dispute, controversy or claim shall be decided by an Arbitration Panel in accordance with the rules set forth in this Section 23.

                  23.4. Arbitration Panel. When an Arbitration Demand Notice is given, the parties involved in the dispute, controversy or claim shall attempt to select a sole arbitrator satisfactory to all such parties. In the event the parties are not able jointly to select a sole arbitrator, such parties shall each appoint an arbitrator within 30 days after delivery of the Arbitration Demand Notice. In the event that a sole arbitrator is not selected, the two chosen arbitrators, within 30 days after the appointment of the later of them to be appointed, will in turn choose a third arbitrator, and the three arbitrators thus chosen will constitute the arbitration panel.

                  23.5. Commencement and Place of Arbitration. The sole arbitrator or arbitration panel (as applicable, the "Arbitration Panel") will meet within 30 days of the last appointment to commence the arbitration, which period may be extended upon the agreement of the arbitrators. The Arbitration Panel will set a time for the hearing of the matter which will commence no later than 90 days after the date of the last appointment. The place of any arbitration hereunder will be as agreed upon by the parties, or, if the parties are unable to agree, as set by the Arbitration Panel.

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                  23.6. Arbitration Hearings. The matter shall be presented to the arbitrator at a hearing by means of written submissions of memoranda and verified witness statements, filed simultaneously, and responses, if necessary in the judgment of the arbitrator or both the parties. If the Arbitration Panel deems it to be appropriate for a fair resolution of the dispute, live cross-examination or direct examination may be permitted. The Arbitration Panel shall actively manage the arbitration with a view to achieving a just, speedy and cost-effective resolution of the dispute, claim or controversy. The arbitration hearing will be no longer than 30 full hearing days, unless in the judgment of the Arbitration Panel the matter is complex and sophisticated and thereby requires a longer time. The Arbitration Panel may set time and other limits on the presentation of each party's case, its memoranda or other submissions, and may refuse to receive any proffered evidence, which the Arbitration Panel find to be cumulative, unnecessary, irrelevant or of low probative nature. Except as otherwise set forth herein, any arbitration hereunder will be conducted in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes then prevailing (except that the arbitration will not be conducted under the auspices of the CPR and the fee schedule of the CPR will not apply). To the extent that the provisions of this Agreement and the prevailing rules of the CPR conflict, the provisions of this Agreement shall govern.

                  23.7. Arbitration Decision. The final decision of the Arbitration Panel will be rendered in writing to the parties not later than 60 days after the last hearing date, unless otherwise agreed by the parties in writing. The decision of the Arbitration Panel will be final and binding on the parties, and judgment thereon may be had and will be enforceable in any court having jurisdiction over the parties. Arbitration awards will bear interest at an annual rate of the Prime Rate plus 2% per annum.

                  23.8. Discovery and Related Matters. Any party involved in the applicable dispute may request limited document production from the other party or parties of specific and expressly relevant documents. Any such discovery shall be conducted expeditiously, and it is intended that discovery shall be limited as compared to the provisions of the Federal Rules of Civil Procedure. Depositions shall not occur except by consent of the parties or by order of the Arbitration Panel. Disputes concerning the document production or other discovery will be determined by written agreement of the parties involved in the applicable dispute or, failing such agreement, will be referred to the Arbitration Panel for resolution. All discovery requests will be subject to the proprietary rights and rights of privilege of the parties, and the Arbitration Panel will adopt procedures to protect such rights and to maintain the confidential treatment of the arbitration proceedings (except as may be required by Applicable Law (as defined below)). Subject to the foregoing, the Arbitration Panel shall have the power to issue subpoenas to compel the production of documents relevant to the dispute, controversy or claim. For the purposes of this Section 23, "Applicable Law" means any applicable federal, state, or local law, statute, common law, ordinance, directive, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, authorization, approval, consent, license, permit or requirement of, or agreement with, any Governmental Authority.

                  23.9. Arbitration Panel's Authority. The Arbitration Panel shall have full power and authority to determine issues of arbitrability and to interpret or construe the applicable provisions of this Agreement and to fashion appropriate remedies for breaches of this Agreement (including interim or permanent injunctive relief); provided that the Arbitration Panel shall not have any right or authority (i) in excess of the authority a court having jurisdiction over the parties and the controversy or dispute would have absent these arbitration provisions or (ii) to modify the terms of this Agreement. It is the intention of the parties that in rendering a decision the Arbitration Panel give effect to the applicable provisions of this Agreement and follow Applicable Law (it being understood and agreed that this sentence shall not give rise to a right of judicial review of the arbitrator's award).

                  23.10. Confidentiality. Except as required by Applicable Law, the parties agree that the existence and contents of the entire arbitration, including the award, shall be deemed a compromise of a dispute under Rule 408 of the Federal Rules of Evidence, shall not be discoverable in any proceeding, shall not be admissible in any court (except for the enforcement thereof) or arbitration and shall not bind or collaterally estop either party with respect to any claim or defense asserted by any third party. Except as required by Applicable Law, the parties shall hold, and shall cause their respective officers, directors, employees, agents and other representatives to hold, the existence, content and result of the arbitration or any mediation in confidence in accordance with this Agreement or any Service Agreement, and except as may be required in order to enforce any award. Each of the parties shall request that any mediator or arbitrator comply with such confidentiality requirement.

                  23.11. Certain Additional Matters. (a) If a party fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitrator may hear and determine the controversy upon evidence produced by the appearing party.

                         (b) Arbitration costs will be borne equally by each
party involved in the matter, except that each party will be responsible for its own attorney's fees and other costs and expenses, including the costs of witnesses selected by such party.

                         (b) Prior to the time at which the Arbitration Panel
are appointed, any party may seek one or more temporary restraining orders in a court of competent jurisdiction if necessary in order to preserve and protect the status quo. Neither the request for, or grant or denial of, any such temporary restraining order shall be deemed a waiver of the obligation to arbitrate as set forth herein and the Arbitration Panel may dissolve, continue or modify any such order.

                         (c) In the event that at any time any member of the
Arbitration Panel shall fail to serve as an arbitrator for any reason, the appropriate party or the two party-selected arbitrators, as the case may be, shall select a new arbitrator, in accordance with the procedures set forth in
Section 23.4. The extent, if any, to which testimony previously given shall be repeated or may be relied upon based on the stenographic record (if there is one), shall be determined by the replacement arbitrator.

                  23.12. Continuity of Performance and Remaining Obligations. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Section 23 with respect to all matters not subject to such dispute, controversy or claim.

                  23.13. Law Governing Arbitration Procedures. The interpretation of the provisions of this Section 23, only insofar as they relate to the agreement to arbitrate and any procedures pursuant thereto, shall be governed by the Arbitration Act and other applicable federal law. In all other respects, the interpretation of this Agreement shall be governed as set forth in
Section 16 (Governing Law).

         24. HIPAA.

                  24.1 Privacy Rule Compliance. NeighborCare, to the extent it is deemed a "Business Associate" of GHC or any Facility under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), agrees to comply with all applicable provisions of HIPAA, including the privacy provisions, as such are implemented and revised from time to time. NeighborCare further agrees that it will: (i) not use or disclose Protected Health Information ("PHI") obtained or accessible by it as a result of its performance under the Agreement other than as permitted or required by this Agreement or by law; (ii) use appropriate safeguards to prevent use of disclosure of such PHI except as permitted by the Agreement; (iii) mitigate, to the extent practicable, any harmful effect known to NeighborCare of a use or disclosure of PHI by NeighborCare in violation of the requirements of this Agreement; (iv) report to GHC as the "Covered Entity" under HIPAA any use or disclosure of PHI not provided for in the Agreement of which it becomes aware; (v) ensure that any agents, including subcontractors, to whom it provides PHI, or who have access to PHI, agree to the same restrictions and conditions that apply to Business Associate with respect to such PHI; (vi) make available PHI to the individual who has a right of access under State and/or Federal law or regulation; (vii) make available PHI for amendment and incorporate any amendments to PHI; (viii) make available the information required to provide an accounting of disclosures; and (ix) make its internal practices, books and records relating to the use and disclosure of PHI received or obtained from GHC, or created or received by NeighborCare available to the Secretary of the Department of Health and Human Services for determining NeighborCare's compliance with Federal regulations.

                  24.2 Transaction and Security Regulations Compliance. To the extent the Agreement involves the exchange of information using Electronic Media in a transaction, GHC and NeighborCare agree to comply with the requirements contained in 45 CFR Part 1, Section 162.915, as amended from time to time. Upon the effective date and for so long as PHI is transmitted between the parties using Electronic Media, NeighborCare shall protect the integrity, privacy and availability of such PHI by implementing appropriate and commercially reasonable administrative procedures, physical safeguards, technical security services and technical security mechanisms with respect to NeighborCare's facilities, software and systems, all as required by, and more specifically set forth in, the Federal Transaction Regulations and the Federal Security Regulations.

                  24.3 HIPAA Termination Right. In the event that NeighborCare materially breaches any of the provisions of this section 24, or declines to implement any changes that are required or reasonably requested to ensure material compliance with HIPAA and related laws and regulations, GHC may terminate the Agreement upon written notice to NeighborCare in accordance with the notice and cure provisions of section 3.3 or 3.6 above, as appropriate.

                  24.4 Effect of Termination. Upon termination of the Agreement for any reason, NeighborCare, if feasible, will return or destroy all PHI received from, or created or received by NeighborCare on behalf of GHC that NeighborCare still maintains in any form and retain no copies of such information or, if such return or destruction is not feasible, shall notify GHC of the condition that makes the return or destruction of PHI not feasible and shall extend the protections of this Agreement to the PHI and limit further uses and disclosures to those purposes that make the return or destruction of the PHI infeasible for so long as NeighborCare maintains such PHI. The provisions of this provision shall survive the expiration or termination of the Agreement.

         25. Wisconsin Facilities. GHC operates, directly or indirectly, 5 facilities in the state of Wisconsin, described in an addendum to Exhibit "B" hereof (the "Wisconsin Facilities"), which GHC intends to sell or close by March 31, 2004. The parties acknowledge that: (a) the termination of the Service Agreements at the Wisconsin Facilities shall not count toward the limitation on dispositions described in section 3.9 hereof, and the liquidated damages described in section 5 hereof shall not apply, except to the extent that GHC terminates the Service Agreements at the Wisconsin Facilities and engages a replacement provider of Services.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed this Master Agreement as of the day and year first written above.

NeighborCare Pharmacy Services, Inc.

By:      __________________________________
         Name: John Arlotta
         Title: Chairman and Chief Executive Officer

Genesis HealthCare Corporation:

By:      __________________________________
         Name: George Hager
         Title: Chief Executive Officer

                                   EXHIBIT "A"

                                [GRAPHIC OMITTED]

                                SERVICE AGREEMENT

This SERVICE AGREEMENT is made as of the ___ day of _____________, 2003, by and between ________________________d/b/a NeighborCare, a Maryland corporation ("NeighborCare") and______________________ ("Facility").

                                   BACKGROUND

                  A. NeighborCare is qualified, licensed and capable of providing various products and services to skilled nursing and other health care facilities and their residents, including prescription and non-prescription medications, whether oral, IV, topical or other; durable and disposable medical supplies and equipment, and related services; intravenous therapy products and related services; and pharmacy consulting services.

                  B. Facility operates a health care facility known as _______________, located at_____________________________ .

                  C. Facility desires to contract with NeighborCare to provide durable medical equipment and services described in Attachment A, specifically specialty beds, oxygen concentrators and related services, to residents at the Facility, and NeighborCare agrees to provide such services, pursuant to the terms and conditions set forth herein ("Services").

                                      TERMS

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Duties and Responsibilities of NeighborCare.

         1.1 NeighborCare agrees to provide the Services. Rental rates include annual preventive maintenance per manufacturer guidelines and repairs of equipment. Rates also include warehousing of equipment at NeighborCare sites and delivery and pick up of equipment at facilities.

         1.2 NeighborCare agrees to provide the Services substantially in accordance with professional standards and all laws, rules and regulations that apply or relate to the performance of the Services.

         1.3 As reasonably requested by Facility, NeighborCare will provide proof of licensure and certification, and will cooperate with Facility in Facility's efforts to cause the Facility to meet all standards and regulations of appropriate government agencies and accreditation organizations pertaining to the Services.

         1.4 NeighborCare will make available at the Facility certain equipment necessary for provision of the Services ("NeighborCare Equipment") to be used by Facility employees solely for purposes relating to this Agreement. Such equipment will remain the property of, and controlled by, NeighborCare at all times. Facility agrees to promptly return to NeighborCare any and all equipment, supplies, or reference materials at the termination of this Agreement in the same condition, ordinary wear and tear expected.

2. Duties and Responsibilities of Facility.

         2.1 Facility agrees to provide and maintain adequate space, and equipment and supplies in accordance with industry practice, required for NeighborCare to perform the Services.

         2.2 Facility agrees that it is and will remain solely responsible for direct care rendered to Facility's residents and for all activities necessary for the operation of Facility under applicable federal and state laws, including but not limited to: (a) acceptance of residents in accordance with Facility's admission policies, a true and complete copy of which have been previously provided to NeighborCare; (b) maintenance of complete and timely clinical records for each resident; (c) communication with each resident's attending physician; (d) acquisition from each resident's attending physician of required orders and certifications; (e) compliance with federal and state requirements for long term care facilities under the Medicare, Medicaid and other programs including, without limitation, requirements concerning contracting with outside vendors and suppliers; (f) except where NeighborCare may bill directly to a third party, assurance of the medical necessity of services billed or claimed, completeness, accuracy and timeliness of all such claims submitted and the responsibility and accountability for all medical, professional and ethical affairs relating to the Facility and its residents; and (g) obtaining resident's or responsible party's signature on the NeighborCare resident Agreement.

         2.3 Facility acknowledges that other providers may provide services to residents of the Facility which are the same as or related to the Services provided by NeighborCare. Facility agrees to provide, or to cause such other providers to provide, any information reasonably requested by NeighborCare with respect to the services provided by such providers (necessary for NeighborCare to meet its obligations under this Agreement). By way of example only, Facility will provide NeighborCare with information required to determine the appropriateness and efficacy of NeighborCare's services. Facility agrees to indemnify NeighborCare from any injury or damage that may result to any person or property, by or from any act or omission by Facility in connection with its responsibilities under this section 2.3, and by or from any act or omission of such other providers.

         2.4 Facility agrees that it is responsible for the storage and safe handling of all equipment, products and supplies at the Facility.

         2.5 Facility agrees to perform such additional duties set forth in the exhibits attached hereto, as applicable.

3. Representations, Warranties and Covenants.

Facility and NeighborCare hereby represent, warrant and covenant to each other that as of the date of this Agreement, and for the entire term and any renewal hereof:

         3.1 Each is duly organized, validly existing and in good standing under the laws of its state of formation and has all requisite legal power, licenses, certifications and permits to enter into this Agreement and to perform its obligations hereunder.

         3.2 This Agreement has been duly executed and delivered by each and is the legal, valid and binding obligation of each, fully enforceable against each in accordance with its terms. Neither is party to any contract, agreement or obligation that would prevent or hinder it from entering into this Agreement or performing its duties hereunder; nor is any approval or consent of any person, firm or other entity required to be obtained for the authorization or execution of this Agreement or the performance of duties hereunder.

         3.3 With respect to any federal health care program as defined in section 1128B of the Social Security Act (42 U.S.C. 1320a-7b(f)) or any State health care program as defined in section 1128B of the Social Security Act (42 U.S.C. 1320a-7b(h)) (collectively, the "Programs"), neither party, nor any individual with a direct or indirect ownership or control interest of five percent (5%) or more of such party, nor any director, officer, or employee of such party; has ever been debarred, suspended or excluded from any Program. Each party covenants to immediately notify the other in writing if this representation is no longer true.

         3.4 NeighborCare recognizes Facility's right to establish administrative policies and procedures with respect to the Facility and agrees to be bound by them, so long as such policies and procedures are reasonable and adopted in good faith, and NeighborCare is provided advance written notice and an opportunity to comply with them. Facility will consult with NeighborCare concerning any policies and procedures, or proposed changes thereto, which would significantly affect NeighborCare (i.e. would materially change the terms of this Agreement or would have an adverse effect on NeighborCare) (an "Adverse Policy"). Following such consultation, in the event an Adverse Policy is implemented, NeighborCare may, at its option, terminate this Agreement, at NeighborCare's discretion, upon thirty (30) days written notice to Facility.

4. Fees and Billing.

         4.1 NeighborCare will bill and be compensated for Services in accordance with the exhibits attached hereto, as applicable. All equipment will be billed monthly directly to the Facilities where services were provided regardless of residents insurance coverage. For emergency same day delivery there will be a $40.00 delivery charge. For overnight shipping of equipment the cost of shipping will be added to the rental fee. NeighborCare will require a purchase order or accepted document for approval to provide equipment rentals or sales to the Facility. If equipment is lost or damaged in the Facility, the Facility will be charged replacement value for the equipment.

         4.2 Prior to the provision of any Services to a resident of the Facility, Facility will provide NeighborCare with information on such resident. Facility will notify NeighborCare immediately of any changes in any resident's residency status (including but not limited to room changes or discharges).

         4.3 NeighborCare inservices, as applicable, will be agreed upon in writing by both parties.

         4.4 Any specialized services provided by NeighborCare not included in the Services stipulated herein will be subject to additional charges which will be agreed upon in advance in writing by both parties.

         4.5 Facility will pay for any Services within thirty (30) days of receipt of an invoice from NeighborCare. Any invoice not paid within thirty (30) days of receipt of an invoice from NeighborCare will accrue interest at the rate of 1.5% per month, provided that, in no event will interest be charged in excess of the amount permitted by applicable law. Facility agrees to reimburse NeighborCare for any and all costs incurred to collect payment from the Facility, including, without limitation, reasonable attorneys' fees. Amounts due to NeighborCare by Facility under these payment provisions are due in full regardless of the Facility's ability to bill or collect from another payment source, including but not limited to Medicare or Facility residents.

5. Term and Termination.

         5.1 The term of this Agreement will commence on the date first written above and will continue in full force and effect for a period of five (5) years (the "Initial Term"), and will renew automatically for successive one (1) year periods, unless either party gives the other written notice of its intention to terminate no later than one hundred ninety (90) days prior to the end of the then-current term, or unless sooner terminated as provided herein; provided, however, no such notice will be valid unless Facility is current in its payments to NeighborCare pursuant to this Agreement.

         5.2 Material Breach.

                  5.2.1 If NeighborCare or Facility fails to keep, observe or perform any material covenant, agreement, term or provision of this Agreement (a "Material Breach"), and such Material Breach continues for a period of thirty
(30) days after written notice by the non-defaulting party specifying the Material Breach and requesting that the Material Breach be cured, the non-defaulting party may terminate this Agreement as to the particular Services with respect to which the defaulting party is in default only, at the non-defaulting party's discretion, upon thirty (30) days further written notice to the other party, provided however, that if the defaulting party has commenced cure within such thirty (30) day period, and is diligently pursuing such cure, then the right to give such thirty (30) day notice of termination will be suspended for the time reasonably necessary to effect such cure.

                  5.2.2 Notwithstanding the foregoing, with respect to monetary defaults of Facility, if Facility fails to make any payment to NeighborCare on or before the date due, NeighborCare may terminate this Agreement either in its entirety or as to the particular Services for which Facility is in default, at NeighborCare's discretion upon twenty (20) days written notice to Facility, provided, however, that if Facility pays all past due invoices during such twenty (20) day period, NeighborCare's termination of this Agreement may be revoked by Facility upon written notice to NeighborCare.

         5.3 NeighborCare will have the right to terminate this Agreement either in its entirety, at NeighborCare's discretion: (a) immediately, if any license, permit or approval required for the operation of Facility cannot be obtained or is at any time suspended; or (b) immediately, in the event of voluntary or involuntary bankruptcy or similar insolvency actions by or against the Facility.

         5.4 Termination of this Agreement will not affect the rights and obligations of the parties arising out of any Services performed prior to the effective date of such termination. Upon any termination of this Agreement for any reason whatsoever, NeighborCare will be entitled to cancel any order then outstanding and for reasonable cancellation charges incurred by NeighborCare.

         5.5 Facility acknowledges that after notice of termination has been given by either party, for any reason whatsoever, and even if such notice is subject to revocation or cure, it is the sole duty of Facility to promptly notify residents of Facility of the termination, and to arrange to provide alternative products and services to residents of the Facility to whom Services were provided by NeighborCare, without interruption of medically necessary services. Facility agrees to indemnify NeighborCare from any injury or damage that may result to any person or property, by or from any act or omission by Facility in connection with its responsibilities under this section 5.5.

         5.6 Within thirty (30) days following termination, at a time and place to be mutually agreed, Facility and NeighborCare will meet to resolve outstanding balances due to NeighborCare and other issues with respect to termination. Facility acknowledges that if it refuses to participate in such meeting, all amounts determined by NeighborCare as due from Facility, as evidenced by invoices delivered by NeighborCare to Facility, will be deemed to be correct. All amounts payable to NeighborCare from Facility under this Agreement or otherwise will be due and payable to NeighborCare thirty (30) days following termination.


         5.7 Liquidated Damages. If this Agreement is terminated by NeighborCare due to a material breach by Facility, or by Facility other than in accordance with its terms, prior to the expiration of its term, then NeighborCare will be entitled to recover immediately from Facility as liquidated damages, and not as a penalty, an amount equal to the remaining book value (based upon a 5 year life) of any piece of equipment plus $75.00 per bed per month ($10.00 per oxygen concentrator per month) for the remainder of the equipment's life (as defined above). Both parties acknowledge and agree that the damages which NeighborCare would suffer upon the termination of this Agreement or a Service Agreement would be difficult to calculate, and that the liquidated damages set forth herein represent the parties' reasonable estimate of the actual damages that would be incurred by NeighborCare in the event of any such termination. The liquidated damages payable under this subparagraph shall be in addition to amounts payable under this Agreement or any Service Agreement for goods sold, services rendered and other claims and charges attributable to the period prior to the effective date of the termination.

6. Non Solicitation. During the term of this Agreement and for a period of two
(2) years following the termination of this Agreement, Facility will not, directly or indirectly, for the Facility or on behalf of any other person or business entity, solicit, recruit, entice or persuade any employee of NeighborCare to leave the employ of NeighborCare or to contract with the Facility or any third party.

7. Independent Contractor. In performing the Services hereunder, the parties acknowledge and agree that NeighborCare is acting as an independent contractor and not as the agent, partner or employee of Facility. This Agreement will not create a joint venture, partnership or other joint business relationship. Neither party has authority to bind the other to any third party or otherwise to act in any way as the representative of the other. As an independent contractor, NeighborCare is not exclusively limited to performing Services for Facility and is entitled to provide Services for parties other than the Facility.

8. Insurance. At all times during the term of this Master Agreement, Facility and NeighborCare agree to maintain in full force and effect professional and general liability insurance in amounts that are customary in their respective industries.

9. Indemnification; Warranties

         9.1 NeighborCare will indemnify and hold harmless Facility, its officers, directors, agents or employees and each of them from and against any and all claims, penalties, demands, causes of actions, damages, losses, liabilities, costs, expenses, including reasonable attorney's fees, in law or in equity, of any kind or nature whatsoever, arising out of or in any manner directly or indirectly related to the acts or omissions of NeighborCare in connection with this Agreement.

         9.2 Facility will indemnify and hold harmless NeighborCare and its officers, directors, agents or employees and each of them, from and against any and all claims, penalties, demands, causes of actions, damages, losses, liabilities, costs, expenses, including reasonable attorney's fees, in law or in equity, of any kind or nature whatsoever, arising out of or in any manner directly or indirectly related to the acts or omissions of Facility in connection with this Agreement.

         9.3 NEIGHBORCARE MAKES NO WARRANTIES WHATSOEVER HEREUNDER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PRODUCTS PROVIDED HEREUNDER. FACILITY AGREES TO RELY SOLELY UPON THE DESCRIPTIONS AND WARRANTIES CONTAINED ON THE PRODUCTS SOLD, RENTED OR PROVIDED PURSUANT HERETO AND TO ENFORCE ALL SUCH WARRANTIES SOLELY AGAINST THE MANUFACTURER OF SUCH PRODUCTS. FACILITY ACKNOWLEDGES AND AGREES THAT NEIGHBORCARE IS NOT THE MANUFACTURER OF ANY PRODUCTS SOLD, RENTED OR PROVIDED PURSUANT HERETO.

         9.4 Sections 9.1 through 9.3 will survive termination of this Agreement and completion of the parties' duties under this Agreement.

10. Confidentiality. It is expressly understood that NeighborCare may utilize certain proprietary systems (electronic or manual), methods, procedures, written materials (such as policy manuals) and other information developed by NeighborCare ("Confidential Information"). Such Confidential Information will remain the property of NeighborCare and Facility will not, at any time, unless prior written approval is obtained from NeighborCare, utilize, distribute, copy, disclose to any third party or otherwise employ or acquire such Confidential Information except in the performance of Facility's obligations under this Agreement. Facility also agrees that it will not disclose NeighborCare's rates to any third party, except to the extent required by law. Facility hereby acknowledges that if any breach of this section occurs, NeighborCare would be irreparably and immediately harmed and could not be made whole by monetary damages. Accordingly, in addition to any other remedy to which it may be entitled in law or in equity, NeighborCare will be entitled to an injunction or injunctions to prevent breaches and/or to compel specific performance of this section, and Facility will not oppose the granting of such relief on the basis that monetary damages are adequate. Facility also agrees to reimburse NeighborCare for all costs and expenses, including reasonable attorney's fees, incurred by it in enforcing Facility's obligations under this section.

11. Notices. Any notice, request, demand, consent, approval of other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given (i) upon actual delivery, if delivery is by hand, or (ii) upon receipt if delivery is by telecopier, or (iii) the first business day following delivery to any nationally recognized overnight delivery service, or (iv) five (5) days after it is deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested. Each such notice shall be sent to the respective parties at the addresses indicated below:

If to NeighborCare:        NeighborCare
                           7 East Lee Street
                           Baltimore, Maryland 21202
                           Attention: Law Department

If to Facility:            Genesis HealthCare Corporation
                           101 East State Street
                           Kennett Square, PA  19348
                           Attention: Law Department

Any party may change its address for purposes of this section by giving the other parties ten (10) days prior written notice in accordance with this section.

12. Books and Records.

         12.1 Access to Books and Records. Pursuant to Section 1395X(v)(1)(I) of Title 42 of the United States Code and applicable rules and regulations thereunder, until the expiration of four (4) years after the termination of this Agreement, NeighborCare shall make available, upon appropriate written request by the Secretary of the United States Department of Health and Human Services, the Comptroller General of the United States General Accounting Office, or the applicable state agencies or departments, or any of their duly authorized representatives a copy of this Agreement and such books, documents and records as are necessary to certify the nature and extent of the costs of the services provided by NeighborCare under this Agreement. NeighborCare further agrees that in the event it carries out any of its duties under this Agreement through a subcontract with a value or cost of Ten Thousand Dollars ($10,000) or more over a 12 month period, such subcontract shall contain a clause identical to that contained in the first sentence of this Section.

         12.2 Ownership and Retention of Records. Except as otherwise provided in this Agreement (including the applicable exhibits), all documents considered to be part of residents' medical record will be and remain the property of Facility and upon termination of this Agreement, any original items in NeighborCare's possession will be delivered to Facility. NeighborCare will be entitled to maintain a copy of the records unless otherwise prohibited by federal or state law. NeighborCare and Facility agree to maintain all books and records in sufficient detail and for such a period of time as required by federal and state regulations.

         12.3 Availability of Records. During the term of this Agreement and following expiration or termination of this Agreement for any reason whatsoever, in accordance with applicable laws, Facility agrees to make available to NeighborCare all resident records and other relevant information requested in connection with the performance of the Services.

13. Assignment; Binding Effect; Subcontracting.

         13.1 Neither NeighborCare nor Facility may assign this Agreement to any other person or entity without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, NeighborCare may assign this Agreement upon prior written notice to Facility but without Facility's consent if the proposed assignee is a "Qualified Provider," defined as a provider which provides service and/or quality levels at least comparable to those currently provided by NeighborCare.

         13.2 Neither NeighborCare nor Facility may assign any Service Agreement to any other person or entity without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that: (a) NeighborCare or Facility may assign this Master Agreement or any Service Agreement to an Affiliate of NeighborCare or Facility, as the case may be; (b) NeighborCare may assign any Service Agreement to a joint venture of which NeighborCare is a part; without the consent of, but upon prior written notice to, Facility; and (c) NeighborCare may assign any Service Agreement upon prior written notice to Facility but without Facility's consent if the proposed assignee is a Qualified Provider.

         13.3 NeighborCare may not subcontract any of its duties or obligations under this Agreement or any Service Agreement without the prior written consent of Facility, which consent shall not be unreasonably withheld, conditioned or delayed provided, however, that NeighborCare may subcontract with an Affiliate of NeighborCare, a joint venture of which NeighborCare is a part, or a Qualified Provider, without the consent of, but upon prior written notice to, Facility.

         13.4 Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

14. Amendments and Waivers. This Agreement may be amended, modified or varied only by agreement in writing, duly executed by the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought. The waiver of any breach of any term or condition of this Agreement will not be deemed to constitute the continuing waiver of the same or any other term or condition.

15. Governing Law. This Agreement will be deemed to have been made in and its validity and interpretation will be governed by and construed under the laws of State of Maryland, without regard to the conflict-of law rules of State of Maryland or any other state.

16. Jurisdiction. Any and all disputes arising under or related to the Agreement will be subject exclusively to the jurisdiction of the appropriate state court in Maryland, Baltimore County or federal court in the U.S. District Court of Maryland, Northern Division.

17. Headings. The captions herein have been inserted solely for convenience of reference and will not constitute a part of this Agreement, nor will they affect the meaning, construction or effect of this Agreement.

18. Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties with respect to the subject matter of this Agreement.

19. Severability. Subject to section 23 hereof, if any provision of this Agreement or the application thereof to any person or situation will, to any extent, be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it will have been held invalid or unenforceable, will not be affected thereby, but will continue valid and enforceable to the fullest extent permitted by law.

20. Counterparts. This Agreement may be executed in two or more counterparts each of which will be deemed an original, but together will constitute one and the same instrument.

21. Fair Market Value. The amounts to be paid to NeighborCare hereunder have been determined by the parties through good faith and arms-length bargaining to be the fair market value of the services to be rendered hereunder. No amount paid or to be paid hereunder is intended to be, nor will it be construed as, an offer, inducement or payment, whether directly or indirectly, overtly or covertly, for the referral of patients by Facility to NeighborCare, or by NeighborCare to Facility, or for the recommending or arranging of the purchase, lease or order of any item or service. For purposes of this section, NeighborCare and Facility will include each such entity and any affiliate thereof. No referrals are required under this Agreement.

22. Change in Law. Notwithstanding anything to the contrary contained in this Agreement, in the event that any Medicare and/or Medicaid law, rule, regulation or payment policy, or any other applicable law or regulation, or any interpretation thereof, at any time, is modified, implemented, threatened to be implemented, or determined to prohibit, restrict or in any way materially change the terms of this Agreement, or by virtue of the existence of this Agreement has or will have a material adverse effect on either party, then NeighborCare and Facility agree to negotiate in good faith to amend this Agreement in a manner consistent with such change and the intent of the parties. If the parties cannot agree on appropriate amendments to this Agreement in accordance with this
Section 23, the parties agree to submit the matter to arbitration by the American Arbitration Association, in accordance with its Commercial Arbitration Rules, and the decision of such arbitration shall be binding upon NeighborCare and Facility.

23. Exclusivity. Facility agrees that NeighborCare will be the sole and exclusive provider of Services to Facility and its residents during the term of this Agreement, unless otherwise required by law. Notwithstanding the foregoing, Facility agrees to cause any other providers of similar services to utilize any systems and to comply with any policies and procedures developed by Facility and NeighborCare relating to the Services to be provided by NeighborCare pursuant to this Agreement, to insure efficient administration of such systems, policies and procedures. Facility agrees to indemnify NeighborCare from any injury or damage that may result to any person or property, by or from any act or omission by Facility in connection with its responsibilities under this section 23, and by or from any act or omission of such other providers.

24. HIPAA

         24.1 Privacy Rule Compliance. NeighborCare, to the extent it is deemed a "Business Associate" of Facility or any Facility under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), agrees to comply with all applicable provisions of HIPAA, including the privacy provisions, as such are implemented and revised from time to time. NeighborCare further agrees that it will: (i) not use or disclose Protected Health Information ("PHI") obtained or accessible by it as a result of its performance under the Agreement other than as permitted or required by this Agreement or by law; (ii) use appropriate safeguards to prevent use of disclosure of such PHI except as permitted by the Agreement; (iii) mitigate, to the extent practicable, any harmful effect known to NeighborCare of a use or disclosure of PHI by NeighborCare in violation of the requirements of this Agreement; (iv) report to Facility as the "Covered Entity" under HIPAA any use or disclosure of PHI not provided for in the Agreement of which it becomes aware; (v) ensure that any agents, including subcontractors, to whom it provides PHI, or who have access to PHI, agree to the same restrictions and conditions that apply to Business Associate with respect to such PHI; (vi) make available PHI to the individual who has a right of access under State and/or Federal law or regulation; (vii) make available PHI for amendment and incorporate any amendments to PHI; (viii) make available the information required to provide an accounting of disclosures; and (ix) make its internal practices, books and records relating to the use and disclosure of PHI received or obtained from Facility, or created or received by NeighborCare available to the Secretary of the Department of Health and Human Services for determining NeighborCare's compliance with Federal regulations.

         24.2 Transaction and Security Regulations Compliance. To the extent the Agreement involves the exchange of information using Electronic Media in a transaction, Facility and NeighborCare agree to comply with the requirements contained in 45 CFR Part 1, Section 162.915, as amended from time to time. Upon the effective date and for so long as PHI is transmitted between the parties using Electronic Media, NeighborCare shall protect the integrity, privacy and availability of such PHI by implementing appropriate and commercially reasonable administrative procedures, physical safeguards, technical security services and technical security mechanisms with respect to NeighborCare's facilities, software and systems, all as required by, and more specifically set forth in, the Federal Transaction Regulations and the Federal Security Regulations.

         24.3 HIPAA Termination Right. In the event that NeighborCare materially breaches any of the provisions of this section 24, or declines to implement any changes that are required or reasonably requested to ensure material compliance with HIPAA and related laws and regulations, Facility may terminate the Agreement upon written notice to NeighborCare in accordance with the notice and cure provisions of this Agreement, as appropriate.

         24.4 Effect of Termination. Upon termination of the Agreement for any reason, NeighborCare, if feasible, will return or destroy all PHI received from, or created or received by NeighborCare on behalf of Facility that NeighborCare still maintains in any form and retain no copies of such information or, if such return or destruction is not feasible, shall notify Facility of the condition that makes the return or destruction of PHI not feasible and shall extend the protections of this Agreement to the PHI and limit further uses and disclosures to those purposes that make the return or destruction of the PHI infeasible for so long as NeighborCare maintains such PHI. The provisions of this provision shall survive the expiration or termination of the Agreement.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed this Agreement as of the day and year first written above.

NEIGHBORCARE:                                        FACILITY:

By:   ____________________                  By:   ____________________
Name: John Arlotta                          Name: George Hager
Title:                                      Title:

                                [GRAPHIC OMITTED]

================================================================================
                      Facility Concentrator Rental Pricing

================================================================================

For emergency same day delivery there will be a $40.00 delivery charge. For over night shipping of concentrators the cost of shipping will be added to the rental fee. Rental rates include annual preventive maintenance per manufacturer guidelines and repairs of equipment. Rates also include warehousing of equipment at NeighborCare sites and delivery and pick up of equipment at facilities.


Oxygen Concentrator            $40.00 (per month)


                                [GRAPHIC OMITTED]

================================================================================
                   Facility Pricing for Low Air Loss Mattress
================================================================================
For emergency same day delivery there will be a $40.00 delivery charge.
Rental rates include annual preventive maintenance per manufacturer guidelines and repairs of equipment. Rates also include warehousing of equipment at NeighborCare sites and delivery and pick up of equipment at facilities.


Plexus Low Air Loss Mattress         $9.50/day
(300 lbs. capacity)

                            EXHIBIT "B" -- FACILITIES

9/11/03

----------------------------------------------------------------------------------------------------------------------------------
Fox Hill Center                               Glendale Center                          Groton Regency Center
Health Resources of Rockville, Inc.           Genesis Health Ventures of Naugatuck,    Health Resources of Groton, Inc.
22 South Street                               Inc.                                     1145 Poquonock Road
Rockville, CT  06066                          4 Hazel Avenue                           Groton, CT 06340
150 Skilled                                   Naugatuck, CT 06770-0150                 178 Skilled
                                              120 Skilled                              81 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------
Harrington Court                              Kimberly Hall North                      Kimberly Hall South
Health Resources of Colchester, Inc.          Genesis Health Ventures of Bloomfield,   Genesis Health Ventures of Bloomfield,
59 Harrington Court                           Inc.                                     Inc.
Colchester, CT 06415                          1 Emerson Drive                          1 Emerson Drive
130 Skilled                                   Windsor, CT 06095                        Windsor, CT 06095
                                              150 Skilled                              180 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Meriden Center                                Salmon Brook Center                      Skyview Center
Mabri Convalescent Center, Inc.               Health Resources of Glastonbury, Inc.    Health Resources of Wallingford, Inc.
845 Paddock Avenue                            72 Salmon Brook Drive                    35 Marc Drive
Meriden, CT 06450                             Glastonbury, CT 06033                    Wallingford, CT 06492
130 Skilled                                   130 Skilled                              97 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Windsor Hall                                  Hillside Center                          Milford Center
Genesis Health Ventures of Windsor, Inc.      Genesis Properties of Delaware Ltd.      Genesis Properties of Delaware Ltd.
519 Palisado Avenue                           Partnership, L.P.                        Partnership, L.P.
Windsor, CT 06095                             810 S. Broom St.                         700 Marvel Road
165 Skilled                                   Wilmington, DE 19805                     Milford, DE 19963
                                              106 Skilled                              136 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Seaford Center                                Silver Lake Center                       Academy Manor
Genesis Properties of Delaware Ltd.           Dover Health Care Associates, Inc.       Academy Nursing Homes, Inc.
Partnership, L.P.                             1080 Silver Lake Boulevard               89 Morton Street
1100 Norman Eskridge Highway                  Dover, DE 19904                          Andover, MA 01810
Seaford, DE 19973                             120 Skilled                              174 Skilled
124 Skilled
16 Independent Living
--------------------------------------------- ---------------------------------------- -------------------------------------------
Coolidge House                                Heritage Hall East                       Heritage Hall North
ADS/Multicare, Inc.                           Genesis Health Ventures of               Genesis Health Ventures of Massachusetts,
30 Webster Street                             Massachusetts, Inc.                      Inc.
Brookline, MA 02146                           464 Main Street, P.O. Box 348            55 Cooper Street, PO. Box 385
210 Skilled                                   Agawam, MA 01001-0348                    Agawam, MA 01001-0385
                                              123 Skilled                              124 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Heritage Hall South                           Heritage Hall West                       Heritage Manor
Genesis Health Ventures of Massachusetts,     Genesis Health Ventures of               ASL, Inc.
Inc.                                          Massachusetts, Inc.                      841 Merrimack Street
65 Cooper Street                              61 Cooper Street, P.O. Box 325           Lowell, MA 01854
Agawam, MA 01001-0347                         Agawam, MA 01001-0325                    142 Skilled
122 Skilled                                   164 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Keystone Center                               Palm Manor                               Prescott House
Keystone Nursing Home, Inc.                   ADS Palm Chelmsford, Inc.                Prescott Nursing Home, Inc.
44 Keystone Drive                             40 Parkhurst Road                        140 Prescott Street
Leominster, MA 01453                          Chelmsford, MA 01824                     North Andover, MA 01845
106 Skilled                                   124 Skilled                              126 Skilled
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Sutton Hill Center                            Wachusett Manor                          Westford House
Nursing and Retirement Center of the          Health Resources of Gardner, Inc.        Westford Nursing and Retirement Center
Andovers, Inc.                                32 Hospital Hill Road                    Limited Partnership
1801 Turnpike Street                          Gardner, MA 01440                        3 Park Drive
North Andover, MA 01845                       96 Skilled                               Westford, MA 01886
142 Skilled                                                                            123 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Willow Manor                                  Brightwood Center                        Catonsville Commons
Willow Manor Nursing Home, Inc.               Greenspring Meridian Limited             Catonsville Meridian Limited Partnership
30 Princeton Boulevard                        Partnership                              16 Fusting Avenue
Lowell, MA 0185l                              515 Brightwood Road                      Catonsville, MD 21228
90 Skilled                                    Lutherville, MD 21093                    143 Skilled
                                              110 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Chesapeake Woods Center                       Corsica Hills Center                     Cromwell Center
Meridian Healthcare, Inc.                     Meridian Health, Inc.                    Meridian Valley L.P.
525 Glenburn Avenue                           205 Armstrong Ave., P.O. Box 50          8710 Emge Road
Cambridge, MD 21613                           Centreville, MD 21617                    Baltimore, MD 21234
98 Skilled                                    150 Skilled                              135 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Hammonds Lane Center                          Heritage Center                          Homewood Center
Hammonds Lane Meridian Limited Partnership    Meridian Health, Inc.                    Meridian Edgewood L.P.
613 Hammonds Lane                             7232 German Hill Road                    6000 Bellona Avenue
Brooklyn Park, MD 21225                       Dundalk, MD 21222                        Baltimore, MD 21212
129 Skilled                                   181 Skilled                              116 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Knollwood Manor                               LaPlata Center                           Layhill Center
Knollwood Manor, Inc.                         Meridian Healthcare, Inc.                Meridian Healthcare, Inc.
899 Cecil Avenue                              1 Magnolia Drive                         3227 Bel Pre Road
Millersville, MD 21108                        LaPlata, MD 20646                        Silver Spring, MD 20906
75 Skilled                                    149 Skilled                              123 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Loch Raven Center                             Long Green Center                        Multi-Medical Center
Meridian Valley View Limited Ptnrshp.         Meridian Health, Inc.                    Meridian Healthcare, Inc.
8720 Emge Road                                115 East Melrose Avenue                  7700 York Road
Baltimore, MD 21234                           Baltimore, MD 21212                      Towson, MD 21204
120 Skilled                                   135 Skilled                              112 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Perring Parkway Center                        Severna Park Center                      Spa Creek Center
Meridian Perring L.P.                         Meridian Health, Inc.                    Meridian Healthcare, Inc.
1801 Wentworth Road                           24 Truckhouse Road                       35 Milkshake Lane
Baltimore, MD 21234                           Severna Park, MD 21146                   Annapolis, MD 21403
125 Skilled                                   141 Skilled                              134 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
The Pines, Genesis ElderCare Network          Woodside Center                          Country Village Center, Genesis ElderCare
Easton Meridian LP                            Meridian Healthcare, Inc.                Network
610 Dutchman's Lane                           9101 Second Street                       McKerley Health Care Centers, Inc.
Easton, MD 21601                              Silver Spring, MD 20910                  91 Country Village Road
170 Skilled                                   92 Skilled                               Lancaster, NH 03584
                                                                                       86 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Harris Hill Center, Genesis ElderCare         Keene Center, Genesis ElderCare Network  Laconia Center, Genesis ElderCare Network
Network                                       McKerley Health Care Centers, Inc.       McKerley Health Care Centers, Inc.
McKerley Health Care Centers, Inc.            677 Court Street                         175 Blueberry Lane
20 Maitland Street                            Keene, NH 03431                          Laconia, NH 03246
Concord, NH 03301                             106 Skilled                              108 Skilled
74 Skilled
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Lafayette Center, Genesis ElderCare Network   Laurel Center, Genesis ElderCare         Lebanon Center, Genesis ElderCare Network
McKerley Health Care Centers, Inc.            Network                                  McKerley Health Care Centers, Inc.
93 Main Street                                McKerley Health Care Centers, Inc.       24 Old Etna Road
Franconia, NH 03580                           480 Donald Street                        Lebanon, NH 03766
68 Skilled & 6 Assisted                       Bedford, NH 03110                        110 Skilled
                                              102 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Mountain Ridge Center, Genesis ElderCare      Pleasant View Center, Genesis            Ridgewood Center, Genesis ElderCare
Network                                       ElderCare Network                        Network
McKerley Health Care Centers, Inc.            McKerley Health Care Centers, Inc.       McKerley Health Care Centers, Inc.
7 Baldwin Street                              239 Pleasant Street                      25 Ridgewood Road
Franklin, NH 03235                            Concord, NH 03301                        Bedford, NH 03110
86 Skilled                                    180 Skilled                              150 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Arbor Glen Center                             Brakeley Park Center & Brakeley Park     Burlington Woods
Pompton Care, LLC                             Villas                                   Burlington Woods Convalescent Center, Inc.
Pompton Ave. & E. Lindsley Road               Northwest Total Care Centers             115 Sunset Road
Cedar Grove, NJ 07009                         Associates, L.P.                         Burlington, NJ 08016
122 Skilled                                   290 Red School Lane                      240 Skilled
                                              Phillipsburg, NJ 08865
                                              120 Skilled
                                              30 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------
Cinnaminson Center                            Cooper River West                        Cranbury Center
Roephel Convalescent Center, LLC              Geriatric and Medical Services, Inc.     Health Resources of Cranbury, LLC
1700 Wynwood Drive                            5101 North Park Drive                    292 Applegarth Road
Cinnaminson, NJ 08077                         Pennsauken, NJ 08109                     Monroe Township, NJ 08831
114 Skilled                                   180 Skilled                              154 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Holly Manor Center                            Inglemoor Center                         Jackson Center
Encare of Mendham, L.L.C.                     Health Resources of Englewood, L.L.C.    Health Resources of Jackson, L.L.C.
84 Cold Hill Road                             333 Grand Avenue                         11 History Lane
Mendham, NJ 07945                             Englewood, NJ 07631                      Jackson, NJ 08527
124 Skilled                                   62 Skilled                               186 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Jersey Shore Center                           Kresson View Center
Health Resources of Eatontown, L.L.C.         Geriatric and Medical Services, Inc.
3 Industrial Way East                         2601 Evesham Road
Eatontown, NJ 07724                           Voorhees, NJ 08043
158 Skilled                                   240 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Lopatcong Center                              Madison Center                           Maple Glen Center
Geriatric and Medical Services, Inc.          Health Resources of Emery, L.L.C.        Health Resources of Fairlawn, LLC
390 Red School Lane                           4 Highway 34                             12-15 Saddle River Road
Phillipsburg, NJ 08865                        Matawan, NJ 07747                        Fair Lawn, NJ 07410
153 Skilled                                   190 Skilled                              161 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Marcella Center                               Mercerville Center                       Millville Center & Holly Commons
Health Resources of Marcella, Inc.            Breyut Convalescent Center, L.L.C.       Millville Meridian L.P.
2305 Rancocas Road                            2240 White Horse Mercerville Road        54 Sharp Street
Burlington Township, NJ 08016                 Mercerville, NJ 08619                    Millville, NJ 08332
156 Skilled                                   114 Skilled                              147 Skilled & 30 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------
Morris Hills Center                           North Cape Center                        Park Place Center
Health Resources of Morristown, Inc.          North Cape Convalescent Center           Health Resources of South Brunswick,
77 Madison Avenue                             Associates, L.P.                         L.L.C.
Morristown, NJ 07960                          700 Townbank Road                        2 Deer Park Drive
304 Skilled                                   North Cape May, NJ 08204                 Monmouth Junction, NJ 08852
                                              110 Skilled                              96 Skilled
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Phillipsburg Center                           Ridgewood Center                         Southern Ocean Center
Geriatric and Medical Services, Inc.          Health Resources of Ridgewood, LLC       Stafford Convalescent Center, Inc.
843 Wilbur Avenue                             330 Franklin Turnpike                    1361 Route 72 West
Phillipsburg, NJ 08865                        Ridgewood, NJ 07450                      Manahawkin, NJ 08050
60 Skilled                                    90 Skilled                               136 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Summit Ridge Center                           Troy Hills Center                        Voorhees Center
Health Resources of West Orange, LLC          S.T.B. Investors, Ltd.                   Meridian Healthcare, Inc.
20 Summit Street                              200 Reynolds Avenue                      3001 Evesham Road
West Orange, NJ 07052                         Parsippany, NJ 07054                     Voorhees, NJ 08043
152 Skilled                                   130 Skilled                              190 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Waterview Center                              Westfield Center                         Abington Manor
Health Resources of Cedar Grove, Inc.         Meridian Healthcare, Inc.                Edella Street Associates
536 Ridge Road                                1515 Lamberts Mill Road                  100 Edella Road
Cedar Grove, NJ 07009                         Westfield, NJ 07090                      Clarks Summit, PA 18411
190 Skilled                                   233 Skilled                              120 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Berkshire Center                              Brandywine Hall & Brandywine Villas      Brinton Manor
Berks Nursing Homes, Inc.                     Geriatric and Medical Services, Inc.     Brinton Manor, Inc.
5501 Perkiomen Avenue                         800 West Miner Street                    549 Baltimore Pike
Reading, PA 19606                             West Chester, PA 19382                   Glen Mills, PA 19342
130 Skilled                                   180 Skilled                              92 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Chapel Manor                                  Crestview Center                         Fairview Care Center of Bethlehem Pike
Genesis ElderCare Centers-Chapel Manor, Inc.  Crestview North, Inc.                    Geriatric and Medical Services, Inc.
1104 Welsh Road                               262 Toll Gate Road                       184 Bethlehem Pike
Philadelphia, PA 19115                        Langhorne, PA 19047                      Philadelphia, PA 19118
240 Skilled                                   180 Skilled                              180 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Fairview Care Center of Paper Mill Road       Hamilton Arms Center
Geriatric and Medical Services, Inc.          Geriatric and Medical Services, Inc.
850 Paper Mill Road                           336 South West End Avenue
Glenside, PA 19038                            Lancaster, PA 17603
129 Skilled                                   120 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Hillcrest Center                              Garden Springs Center                    Harston Hall
Crestview Convalescent Home, Inc.             Healthcare Resources Corp.               Genesis ElderCare Centers-Harston, Inc.
1201 Church Road                              1113 North Easton Road                   350 Haws Lane
Wyncote, PA 19095                             Willow Grove, PA 19090                   Flourtown, PA 19031
180 Skilled                                   200 Skilled                              120 Skilled
                                                                                       76 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------
Hopkins Center                                Laurel Center                            Laurel Ridge Center
The Straus Group Hopkins House, L.P.          Laurel Health Resources, Inc.            GMA-Uniontown, Inc.
8100 Washington Lane                          125 Holly Road                           75 Hickle Street
Wyncote, PA 19095                             Hamburg, PA 19526                        Uniontown, PA 15401
107 Skilled                                   130 Skilled                              61 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Lehigh Center                                 Liberty Court/Heritage at Liberty Court  Mayo Center (Somerton after 8/1/03
Lehigh Nursing Homes, Inc.                    Geriatric and Medical Services, Inc.     pending DPH approval)
1718 Spring Creek Road                        1526 Lombard Street                      Geriatric and Medical Services, Inc.
Macungie, PA 18062                            Philadelphia, PA 19146                   650 Edison Avenue
128 Skilled                                   150 Skilled                              Philadelphia, PA 19116
                                              45 Assisted                              241 Skilled
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Mifflin Center                                Orwigsburg Center                        Pennypack Center
Philadelphia Avenue Associates                Senior Living Ventures, Inc.             Encare of Pennypack, Inc.
500 East Philadelphia Avenue                  1000 Orwigsburg Manor Drive              8015 Lawndale Avenue
Shillington, PA 19607                         Orwigsburg, PA 17961                     Philadelphia, PA 19111
136 Skilled                                   130 Skilled                              54 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Pennsburg Manor                               Quakertown Center                        Rittenhouse Pine Center
Genesis ElderCare Centers-Pennsburg, Inc.     The Straus Group Quakertown Manor LP     Norristown Nursing and Rehabilitation
530 Macoby Street                             1020 South Main Street                   Center Associates L.P.
Pennsburg, PA 18073                           Quakertown, PA 18951                     1700 Pine Street
120 Skilled                                   138 Skilled                              Norristown, PA 19401
                                                                                       120 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Riverstreet Manor                             Rose View Center                         Sanatoga Center
Riverstreet Associates                        Rose View Manor, Inc.                    DELM Nursing, Inc.
440 North River Street                        1201 Rural Avenue                        225 Evergreen Road
Wilkes-Barre, PA 18702                        Williamsport, PA 17701                   Pottstown, PA 19464
122 Skilled                                   123 Skilled                              130 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Schuylkill Center                             Silver Stream Center                     The Belvedere, A Genesis-Crozer-Keystone
Schuylkill Nursing Homes, Inc.                Geriatric and Medical Services, Inc.     Health System Center
1000 Schuylkill Manor Road                    905 Penlyn Pike, P.O. Box 397            Genesis ElderCare Cntrs.-Belvedere, Inc.
Pottsville, PA 17901                          Spring House, PA 19477                   2507 Chestnut Street
190 Skilled                                   120 Skilled                              Chester, PA 19013
                                                                                       120 Skilled & 49 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------
Willow Ridge Center                           Grand Islander Center                    Grandview Center
Montgomery Nursing Homes, Inc.                Health Resources of Middletown (RI),     Health Resources of Cumberland, Inc.
3485 Davisville Road                          Inc.                                     Chambers & John Street
Hatboro, PA 19040                             333 Green End Avenue                     Cumberland, RI 02864
120 Skilled                                   Middletown, RI 02842                     72 Skilled
                                              148 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Kent Regency Center                           Potomac Center, Genesis ElderCare        Westwood Center
Health Resources of Warwick, Inc.             Network                                  Providence Heath Care, Inc.
660 Commonwealth Avenue                       Crystal City Nursing Center, Inc.        Westwood Medical Park
Warwick, RI 02886                             1785 South Hayes Street                  Bluefield, VA 24605
153 Skilled                                   Arlington, VA  22202                     65 Skilled
                                              240 Skilled                              25 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------
Williamsburg Center                           Woodmont Center                          Bel-Aire Center
Genesis Eldercare National Centers, Inc.      Genesis Eldercare National Centers,      Providence Health Care, Inc.
1235 Mount Vernon Avenue                      Inc.                                     Bel-Aire Drive
Williamsburg, VA  23185                       11 Dairy Lane, P.O. Box 419              Newport, VT 05855
157 Skilled                                   Fredericksburg, VA 22404                 58 Skilled
                                              120 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Morrisville Center, Genesis ElderCare         Mountain View Center, Genesis
Network                                       ElderCare Network
McKerley Health Care Centers, Inc.            McKerley Health Care Centers, Inc.
72 Harrell Street                             9 Haywood Avenue, P.O. Box 6623
Morrisville, VT 05661                         Rutland, VT 05702
90 Skilled                                    166 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
                                              Ansted Center                            Brightwood Center
                                              Genesis Health Ventures of West          Brightwood Property, Inc.
                                              Virginia, Limited Partnership            840 Lee Road
                                              Old Route 60, P.O. Drawer 400            Follansbee, WV 26037
                                              Ansted, WV 25812                         128 Skilled
                                              60 Skilled
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Carehaven Center                              Cedar Ridge Center                       Dawnview Center
Berkeley Haven Limited Partnership            Glenmark Associates, Inc.                Dawn View Manor, Inc.
Route 5, Box 167-A                            302 Cedar Ridge Road                     Diane Drive, Box 686
Martinsburg, WV 25401                         Sissonville, WV 25320                    Fort Ashby, WV 26719
68 Skilled                                    120 Skilled                              66 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Heritage Center                               Hilltop Center                           Logan Center
HRWV of Huntington, Inc.                      Hilltop Health Care Center, Inc.         Glenmark Limited Liability Company I
101 13th Street                               Saddle Shop Road, P.O. Box 125           Three Mile Curve, P.O. Box 540
Huntington, WV 25708                          Hilltop, WV 25855                        Logan, WV 25601
189 Skilled                                   120 Skilled                              66 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Madison Center                                Miletree Center                          Oak Ridge Center, Genesis ElderCare
GMA-Madison, Inc.                             Glenmark Associates, Inc.                Network
161 Bakers Ridge Road                         825 Summit Street                        HR of Charleston, Inc.
Morgantown, WV 26505                          Spencer, WV 25276                        1000 Association Dr, N. Gate Bus. Park
62 Skilled                                    62 Skilled                               Charleston, WV 25311
                                                                                       73 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Pocahontas Center                             Raleigh Center                           Ravenswood Center, Genesis ElderCare
Pocahontas Continuous Care Center, Inc.       Raleigh Manor, L.P.                      Network, LLC
Route 1, Box 500                              1631 Ritter Drive, P.O. Box 741          Glenmark Limited Liability Company I
Marlinton, WV 24954                           Daniels, WV 25832                        200 South Ritchie Avenue
68 Skilled                                    68 Skilled                               Ravenswood, WV 26164
                                                                                       62 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Rosewood Center                               Sistersville Center                      Teays Valley Center
Rest Haven Nursing Home, Inc.                 Sisterville Haven Limited Partnership    Teays Valley Haven Limited Partnership
8 Rose Street                                 201 Wood Street                          590 North Poplar Fork Road
Grafton, WV 26354                             Sisterville, WV 26175                    Hurricane, WV 25526
69 Skilled                                    68 Skilled                               124 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Valley Center, Genesis ElderCare Network      White Sulphur Springs Center             Willows Center
Glenmark Limited Liability Company I          Glenmark Limited Liability Company I     The House of Campbell, Inc.
1000 Lincoln Drive                            P.O. Box 249, Route 92                   723 Summers Street
South Charleston, WV 25309                    White Sulphur Springs, WV 24986          Parkersburg, WV 26101
130 Skilled                                   68 Skilled                               97 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Heritage Woods (ALF)                          Holton Point (ALF)                       Berkshire Commons, Genesis ElderCare
Genesis Health Ventures of Massachusetts,     McKerley Health Care Centers, Inc.       Network (ALF)
Inc.                                          63 Country Village Road                  Assisted Living Assoc. of Berkshire, Inc.
462 Main Street                               Lancaster, NH 03584                      5485 Perkiomen Avenue
Agawam, MA 01001                              32 Assisted                              Reading, PA 19606
126 Assisted                                                                           75 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------
Highgate at Paoli Pointe (ALF)                Lehigh Commons (ALF)                     Mifflin Court (ALF)
Geriatric and Medical Services, Inc.          Assisted Living Assoc. of Lehigh, Inc.   Philadelphia Avenue Associates
600 Paoli Pointe Drive                        1680 Spring Creek Road                   450 East Philadelphia Avenue
Paoli, PA 19301                               Macungie, PA 18062                       Shillington, PA 19607
124 Assisted                                  80 Assisted                              67 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------
Riverview Ridge (ALF)                         Rose View Court (ALF)                    Sanatoga Court (ALF)
Genesis Health Ventures of Wilkes-Barre,      Rose View Manor, Inc.                    Assisted Living Assoc. of Sanatoga, Inc.
Inc.                                          1251 Rural Avenue                        227 Evergreen Road
300 Courtright Street                         Williamsport, PA 17701                   Pottstown, PA 19464
Wilkes-Barre, PA 18702                        60 Assisted                              85 Assisted
114 Assisted
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
The Oaks (ALF)                                The Willowbrook Assisted Living          Heritage at Milford (ALF)
Wyncote Healthcare Corporation                Community (ALF)                          Milford ALF LLC
240 Barker Road                               Edella Street Associates                 500 S. DuPont Boulevard
Wyncote, PA 19095                             150 Edella Road                          Milford, DE 19963
52 Assisted                                   Clarks Summit, PA 18411                  80 Assisted
                                              80 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------
Pleasant View Retirement (ALF)
McKerley Health Care Centers, Inc.
227 Pleasant Street
Concord, NH 03301
72 Assisted
----------------------------------------------------------------------------------------------------------------------------------

Skilled Beds by State              Assisted Beds by State                 Totals
CT                  1,430          CT                    81                1,511
DE                    486          DE                    96                  582
MA                  1,866          MA                   126                1,992
MD                  2,438          MD                     -                2,438
NH                  1,070          NH                   110                1,180
NJ                  4,312          NJ                    60                4,372
PA                  4,311          PA                   907                5,218
RI                    373          RI                     -                  373
VA                    582          VA                    25                  607
VT                    314          VT                     -                  314
WV                  1,768          WV                     -                1,768
                   ------                             -----               ------
TOTAL              18,950                             1,405               20,355

         DE has 16 Independent Living (Seaford) (included in ALF count)


                              Wisconsin Facilities

----------------------------------------------------------------------------------------------------------------------------------
Bethel Center                                 Colonial Center                          Karmenta Center
Bethel Health Resources, Inc.                 Colonial House Health Resources, Inc.    Health Resources of Karmenta and Madison,
8014 Bethel Road                              702 West Dolf Street                     Inc.
Arpin, WI 54410                               Colby, WI 54421                          4502 Milwaukee Street
111 Skilled                                   95 Skilled                               Madison, WI 53714
                                                                                       105 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Marshfield Center                             River Pines Center & River Side Suites
Marshfield Health Resources, Inc.             River Pines Health Resources, Inc.
814 West 14th Street                          1800 Sherman Avenue
Marshfield, WI 54449                          Stevens Point, WI 54481
201 Skilled                                   174 Skilled
                                              29 Assisted
----------------------------------------------------------------------------------------------------------------------------------

                           Total WI beds - 687 Skilled
                                            29 Assisted
                                           716 Total